UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 7, 2009
En Pointe Technologies, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-28052 (Commission File Number)	75-2467002 (I.R.S. Employer Identification No.)

18701 Figueroa Street Gardena, California (Address of principal executive offices)	90248 (Zip Code)
(310) 337-5200
Registrant’s telephone number, including area code
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
     At a special meeting of the stockholders of En Pointe Technologies, Inc., a Delaware corporation (the “Company”), held on August 6, 2009 (the “Special Meeting”), both the holders of a majority of the outstanding shares of common stock of the Company entitled to vote at the Special Meeting and the holders of a majority of the shares of common stock of the Company entitled to vote at the Special Meeting other than Din Global Corp. (“Holdings”), EPN Acquisition, Inc. (“Merger Sub”) or their respective affiliates, including Attiazaz Din, Naureen Din, Ali Din, Mediha Din and any trusts of which any of such individuals are the beneficiaries (collectively, the “Continuing Stockholders”), voted to adopt the Agreement and Plan of Merger dated as of March 11, 2009, as amended, by and among the Company, Holdings and Merger Sub (as so amended, the “Merger Agreement”) and to approve the merger of Merger Sub with and into the Company (the “Merger”). The Merger and the transactions contemplated by the Merger Agreement were consummated at 9:09 a.m. on August 7, 2009 (the “Effective Time”). Pursuant to the Merger Agreement, at the Effective Time, each outstanding share of common stock of the Company, par value $0.01 per share (“Common Stock”), other than shares of the Company’s common stock held in treasury or owned by the Continuing Holders, was converted into the right to receive an amount in cash equal to $2.50, without interest (the “Merger Consideration”). As a result of the Merger, the Company became a wholly owned subsidiary of Holdings.
Item 1.01 Entry into a Material Definitive Agreement.
     Immediately prior to the consummation of the Merger, in order to correct typographical errors in the Merger Agreement which incorrectly referred to Merger Sub as “ENP Acquisition, Inc.” as a party thereto rather than “EPN Acquisition, Inc.”, the Company, Holdings and Merger Sub entered into a Second Amendment to Agreement and Plan of Merger dated August 7, 2009, pursuant to which all references in the Merger Agreement to “ENP Acquisition, Inc.” were amended to read “EPN Acquisition, Inc.”, and the parties otherwise confirmed that EPN Acquisition, Inc. is, and, since the execution of the Merger Agreement has been, the correct party to the Merger Agreement. A copy of the amendment is filed with this Form 8-K as Exhibit 2.1.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On August 7, 2009, the Company notified The NASDAQ Stock Market (“Nasdaq”) of the effectiveness of the Merger. In connection therewith, the Company informed Nasdaq that each outstanding share of the Company’s common stock (other than shares held by the Continuing Stockholders) was automatically converted into the Merger Consideration, and requested that Nasdaq file with the Securities and Exchange Commission an application on Form 25 to report that shares of the Company’s common stock are no longer listed on the NASDAQ Capital Market.
Item 3.03. Material Modification to Rights of Security Holders
     In connection with the consummation of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held by the Continuing Stockholders) was converted into the right to receive the Merger Consideration. Upon the effective time of the Merger, the Company’s stockholders (other than the Continuing Stockholders) immediately prior to the effective time of the Merger ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration).
Item 5.01. Changes in Control of Registrant
     The information set forth in the “Introductory Note” above in this Current Report on Form 8-K is incorporated by reference herein.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     Pursuant to the Merger Agreement, at the Effective Time, Attiazaz “Bob” Din, the sole director of Merger Sub, became the sole director of the Company.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of business acquired.
     Not applicable.
(b) Pro forma financial information.
     Not applicable.
(c) Shell Company Transactions.
     Not applicable.
(d) Exhibits:

Exhibit
Number	Description
2.1	Second Amendment to Agreement and Plan of Merger, dated August 7, 2009 by and among En Pointe Technologies, Inc., Din Global Corp., and EPN Acquisition, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

En Pointe Technologies, Inc.
August 10, 2009	By:	/s/ Robert A. Mercer
Robert A. Mercer
Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
2.1	Second Amendment to Agreement and Plan of Merger, dated August 7, 2009 by and among En Pointe Technologies, Inc., Din Global Corp., and EPN Acquisition, Inc.